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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event  reported):  August 14, 2000 (August 10,
2000)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


         Delaware                                          04-3164298
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                   75252-5613
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (972) 733-6200





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



Item 5.  Other.

     On August May 9, 2000, American Pad & Paper Company (OTCBB:AMPPQ) (AP&P) completed the sale of its Creative Card division to Taylor Corporation for $6 million; on August 2, 2000, the Company signed an Asset Purchase Agreement with an affiliate of American Tissue Inc. for the sale of its Ampad and Forms divisions for $67.1 million; and on August 10, 2000, the Company signed an Asset Purchase Agreement for the sale of its Williamhouse division with an affiliate of Saratoga Partners IV, L.P. for an enterprise value of approximately $110 million. Proceeds from these pending sales will be used to reduce the Company's debt. Once these sales transactions are completed, there will be no operating divisions remaining to further assist in reduction of the Company's debt obligations. As stated in the Company's most recent Form 10-Q filed with the Securities and Exchange Commission (SEC) for the period ending March 31, 2000, the Company's debt obligations included a debtor-in-possession financing facility, a bank credit facility and 13% senior subordinated notes in the approximate aggregate amount of $430 million. While it is not possible at this time to predict the final outcome of the Company's Chapter 11 cases, under these circumstances, management believes it is unlikely that its current equity holders will receive any value from the final disposition of the bankruptcy cases.

         Effective the date of this filing on Form 8K, the Company will cease filing with the SEC reports on Forms 10-Q and 10-K so that the Company's limited resources can be focused on completing the asset sales and the bankruptcy process. As the Company's major operating divisions have either been sold or have sales pending, it is the Company's belief that it not possible to prepare financial reports, with comparable previous periods, that would convey meaningful information to stockholders.


     The Asset Purchase Agreement for the sale of the Company's Williamhouse division is incorporated herein as Exhibit 00.03.


Exhibit

00.03 Asset Purchase Agreement among Willhouse Acquisition Corp., as Buyer, and American Pad & Paper Company, American Pad & Paper Company of Delaware, Inc., WR Acquisition, Inc., AP&P Manufacturing, Inc. and American Pad & Paper Sales Company, Inc., as Sellers, dated as of August 10, 2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    American Pad & Paper Company



August 14, 2000                          /s/ David N. Pilotte
Date                                     David N. Pilotte
                                         Vice President and Corporate Controller
                                         Principal Accounting Officer

                            ASSET PURCHASE AGREEMENT



                                      among


                          WILLHOUSE ACQUISITION CORP.,
                                    as Buyer


                                       and


                          AMERICAN PAD & PAPER COMPANY,
                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.,
                              WR ACQUISITION, INC.,
                          AP&P MANUFACTURING, INC. and
              AMERICAN PAD & PAPER SALES COMPANY, INC., as Sellers




                           Dated as of August 10, 2000

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1       Certain Defined Terms .......................................1
Section 1.2       Other Definitional Provisions...............................13

                                   ARTICLE II

                                 THE ACQUISITION

Section 2.1.      Assets to Be Conveyed Free and Clear of Encumbrances........13
Section 2.2.      Purchase Price for Acquired Assets..........................13
Section 2.3.      Adjustment to Purchase Price................................14
Section 2.4.      Liabilities Assumed by Buyer................................17
Section 2.5.      Payment of Purchase Price for Acquired Assets...............17
Section 2.6.      Further Assurances..........................................17
Section 2.7.      Closing.....................................................18

                                   ARTICLE III

              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

Section 3.1.      Access and Information......................................18
Section 3.2.      Conduct of Business.........................................19
Section 3.3.      Proration of Taxes..........................................20
Section 3.4.      Sales Taxes.................................................20
Section 3.5.      Treatment of Contracts......................................20
Section 3.6.      Filings, Consents and Approvals.............................21
Section 3.7.      Notice of Actions and Proceedings...........................22
Section 3.8.      Purchase Price Allocation...................................22
Section 3.9.      Bankruptcy Court Approval...................................22
Section 3.10.     Notice of Filings...........................................23
Section 3.11.     Buyer's Conduct of Business.................................23
Section 3.12.     Due Diligence...............................................23
Section 3.13.     Financing...................................................23
Section 3.14.     Information Update..........................................23
Section 3.15.     Section 351 Treatment.......................................24


                                      -i-


                                                                            Page

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 4.1.      Organization and Good Standing..............................24
Section 4.2.      Authorization of Agreement..................................24
Section 4.3.      Ownership of Acquired Assets................................24
Section 4.4.      Financial Condition.........................................25
Section 4.5.      Real Property...............................................25
Section 4.6.      Tangible Personal Property..................................26
Section 4.7.      Intellectual Property Rights................................26
Section 4.8.      Pension and Employee Benefit Plans..........................27
Section 4.9.      Litigation..................................................27
Section 4.10.     Contracts...................................................27
Section 4.11.     Compliance with Law; Permits................................28
Section 4.12.     Labor and Employment Matters................................28
Section 4.13.     Environmental Matters.......................................29
Section 4.14.     Retained Employees..........................................30
Section 4.15.     Brokers.....................................................30
Section 4.16.     Accuracy of Statements......................................30
Section 4.17.     Certain Tax Matters.........................................30
Section 4.18.     No Material Adverse Change..................................30
Section 4.19.     Customers and Suppliers.....................................31
Section 4.20.     Intercompany Arrangements...................................31
Section 4.21.     Agreement Not in Breach of Other Instruments................31
Section 4.22.     No Breach of Letter of Intent...............................31
Section 4.23.     Conduct of Business.........................................31

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Section 5.1.      Organization and Corporate Authority........................32
Section 5.2.      Agreement Not in Breach of Other Instruments................32
Section 5.3.      No Proceedings or Litigation................................32
Section 5.4.      Capitalization..............................................32

                                   ARTICLE VI

                          CONDITIONS TO THE ACQUISITION

Section 6.1.      Conditions to Buyer's Obligations to Consummate the
                  Acquisition.................................................33
Section 6.2.      Conditions to Sellers' Obligations to Consummate the
                  Acquisition.................................................36

                                       -ii-


                                                                            Page

                                   ARTICLE VII

                   AMENDMENT; TERMINATION; LIQUIDATED DAMAGES

Section 7.1.      Amendment...................................................38
Section 7.2.      Termination.................................................38
Section 7.3.      Effect of Termination.......................................39
Section 7.4.      Termination Fee.............................................39
Section 7.5.      Liquidated Damages..........................................39
Section 7.6.      Guarantee of Buyer's Obligation Under Section 7.4...........39

                                  ARTICLE VIII

                      BUYER PROTECTION AND SALE PROVISIONS

Section 8.1.      Buyer's Expenses............................................40
Section 8.2.      Topping Fee.................................................40
Section 8.3.      Sale Hearing................................................40

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1.      Expenses....................................................40
Section 9.2.      Entire Agreement; Disclosures in Writing....................41
Section 9.3.      Counterparts................................................41
Section 9.4.      Headings....................................................41
Section 9.5.      Notices.....................................................41
Section 9.6.      Governing Law...............................................42
Section 9.7.      Waiver of Jury Trial; Consent to Jurisdiction...............42
Section 9.8.      Non-Survival of Representations and Warranties..............44
Section 9.9.      Binding Effect; Assignment..................................44
Section 9.10.     Further Assurances..........................................44
Section 9.11.     Waivers and Amendments; Non-Contractual Remedies............44
Section 9.12.     Public Announcements........................................44
Section 9.13.     Incorporation of Exhibits and Schedules.....................44
Section 9.14.     Severability................................................45
Section 9.15.     Third-Party Beneficiaries...................................45
Section 9.16.     Headings....................................................45

EXHIBITS

A               Form of Bills of Sale and Assignment Agreements
B               Form of Owned Real Property Transfer Documents
C               Form of Assignment of Leases
D               Interim Order
E               [Reserved]
F               Form of Certificate of Designations for Class A Preferred Stock
G               Form of Certificate of Designations for Class B Preferred Stock
H               [Reserved]
I               [Reserved]
J               Form of Guarantee
K               [Reserved]
L               Form of Transitional Services Agreement
M               Form of Trademark License Agreement
N               Form of Stockholders' Agreement

SCHEDULES

1.1(d)          Fixed Assets
1.1(d-1)        Excluded Office Furniture
1.1(e)          Intellectual Property
1.1(f)          Permits
11(g)           Assumed Liabilities
1.1(h)          Collective Bargaining Agreements
1.1(i)          Environmental Site Assessments
1.1(j)          Leased Real Property
1.1(k)          Owned Real Property
1.1(l)          Excluded Assets
1.1(m)          Insurance
1.1(o)          Excluded Liabilities
2.3(b)          Example of Calculation of Net Working Capital
2.3(f)          Baseline Working Capital Amount
3.2(a)          Senior Management Members
3.5(b)          Assumed Contracts
4.4             Financial Statements
4.5             Condition of Real Property
4.6             Condition of Fixed Assets
4.8             Employee Benefit Plans
4.9             Litigation
4.10            Contracts
4.12            Labor and Employment Matters
4.13            Environmental Matters
4.17            Tax Jurisdictions

4.19            Customer and Supplier Matters
4.20            Intercompany Arrangements
4.21            Sellers' Consents and Approvals

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"),  dated as of
August  10,  2000,  is by and among  WILLHOUSE  ACQUISITION  CORP.,  a  Delaware corporation ("Buyer"), American Pad & Paper Company, a Delaware corporation ("AP&P"), American Pad & Paper Company of Delaware, Inc., a Delaware corporation ("AP-Delaware"), WR Acquisition, Inc., a Delaware corporation ("WR Acquisition"), AP&P Manufacturing, Inc., a Wisconsin corporation ("AP-Manufacturing"), and American Pad & Paper Sales Company, Inc., a Delaware corporation (together with AP&P, AP-Delaware, WR Acquisition and AP-Manufacturing, the "Sellers").

                                    Recitals:

                  A........Sellers  are  debtors  in  Chapter  11  case  numbers
00-00066 through 00-00072, jointly administered under case number 00-00066 (the "Case") pending before the Court (as hereinafter defined).

                  B........Sellers desire to sell, and Buyer desires to buy, the assets of Sellers' Williamhouse division pursuant to the terms and conditions of this Agreement (the "Acquisition").


                                   ARTICLE I

                                   DEFINITIONS


                  Section 1.1. Certain Defined Terms. As used herein, each of the following terms shall have the meanings ascribed thereto below:

                  "AP&P" shall have the meaning set forth in the Preamble.

                  "AP-Delaware" shall have the meaning set forth in the Preamble.

                  "AP-Manufacturing" shall have the meaning set forth in the Preamble.

                  "Accounts Payable" shall mean the trade accounts payable to suppliers and vendors of the Business for goods ordered by, or services provided to, the Business after the Petition Date.

                  "Accounts Receivable" shall have the meaning set forth in the definition of "Acquired Assets" in this Section 1.1.

                  "Accrued Expenses" shall have the meaning set forth in the definition of "Assumed Liabilities" in this Section 1.1.

                  "Acquired Assets" shall mean all assets of Sellers used in the Business other than Excluded Assets and shall include, without limitation:

                  (a) All accounts receivable, notes and notes receivable (including any assets pledged, guarantees and other security given to secure payment thereunder) of the Business existing on the Closing Date (the "Accounts Receivable");

                  (b) All inventories of raw material, work-in-process and finished goods of the Business which exist on the Closing Date (collectively, the "Inventory"), whether located at the premises of the Business or elsewhere, including, without limitation, any inventory owned by the Business which is in transit or held by third parties on consignment;

                  (c) All office supplies, maintenance supplies and other similar items of the Business that exist on the Closing Date;

                  (d) The machinery, equipment, furniture and fixtures owned by Sellers and used in the Business on the Closing Date and the corporate furniture located at the offices of Sellers in Dallas, Texas on the Closing Date, whether or not used in the Business on the Closing Date (the "Fixed Assets"), whether or not fully depreciated on the books and records of the Business, including, without limitation, the assets listed on Schedule 1.1(d) attached and excluding the office furniture of Sellers previously sold or committed to be sold by Sellers to a third party and as listed on Schedule 1.1(d-1);

                  (e) To the extent used in the Business, the patents and patent applications, patent rights, copyrights, copyright applications, trademarks and trademark applications (including all the goodwill associated therewith), service marks, service mark applications, trade names and trade name registrations (in any such case, whether registered or to be registered in the United States of America or elsewhere), licenses, common law trademarks, all processes, inventions, trade secrets, trade names, computer programs, formulae, URLs, domain names, know-how and other intangible personal property and all licensed or similar agreements or arrangements to which Sellers are a party, either as licensee or licensor for such items specified in this Section 1.1(e) (all of the foregoing being hereinafter referred to collectively as
"Intellectual  Property"),   including,  without  limitation,  those  listed  on
Schedule 1.1(e) attached hereto

                  (f) All Permits held by the Business, including, without limitation, those listed on Schedule 1.1(f), to the extent such Permits are transferable to Buyer;

                  (g) All rights of the Business under express or implied warranties from the suppliers of the Business with respect to the Acquired Assets and all other rights and intangible assets relating to the Acquired Assets;

                  (h) The Owned Real Property;

                  (i) All rights of Sellers under the Assumed Contracts;

                  (j) All of Sellers' right, title and interest to all leased personal property (including without limitation all right, title and interest under capital leases), including all options to purchase leased personal property, used in the Business on the Closing Date;

                  (k) All of Sellers' assignable rights and interests under all insurance policies and all of Sellers' rights and interests under all insurance claims (whether asserted before or after the Closing Date) relating to the Business, including, without limitation, those listed on Schedule 1.1(m); and

                  (l)  All  of  Sellers'  right,   title  and  interest  to  all
management information systems (whether leased or owned) used in the Business.

                  "Acquisition" shall have the meaning set forth in the Recitals of this Agreement.

                  "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Additional Adjustment Cash Payment Reduction" shall have the meaning set forth in Section 2.3(h).

                  "Additional Purchase Price Adjustment" shall have the meaning set forth in Section 2.3(h).

                  "Adjusted Accounts Payable" shall mean an amount equal to the product of (i) a fraction, the numerator of which is the outstanding accounts payable of the Business on December 31, 2000 and the denominator of which is the revenues of the Business for the three-month period ended December 31, 2000, and
(ii) the revenues of the Business for the three calendar month period immediately preceding the Closing Date.

                  "Affiliate" shall mean, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

                  "Agent"  shall  mean  the  entity  specified  as the  Agent in
Section 9.5 hereof.

                  "Agreement" shall mean this Agreement and all Schedules and Exhibits hereto, as each may be amended, supplemented or otherwise modified.

                  "Assumed  Contracts"  shall  have  the  meaning  set  forth in
Section 3.5(b).

                  "Assumed Liabilities" shall mean, without duplication, (i) the obligations of Sellers under any Assumed Contracts that first arise on or after the Closing Date, (ii) the Accounts Payable, (iii) current liabilities in respect of accrued expenses (including accrued wages, vacation pay, sick pay and holiday pay), other than (x) any compensation, bonus or other liabilities to employees arising as a result of the Transaction, (y) liabilities in respect of workers' compensation claims incurred by Sellers in the ordinary course of Business after the Petition Date and (z) severance obligations resulting from the termination of employees ("Accrued Expenses"), (iv) any Permitted Liens, (v) ordinary course balance sheet accruals arising after the Petition Date (other than professional fees and other non-operating bankruptcy-related expenses of the Business), (vi) the cure costs associated with Assumed Contracts, to the extent described in Section 3.5(b), and (vii) the Liabilities listed on Schedule 1.1(g) hereto. Notwithstanding anything to the contrary in this Section 1.1, none of the liabilities listed on Schedule 1.1(o) shall be an "Assumed Liability" for purposes of this Agreement, including any liability for Taxes arising from or with respect to the Acquired Assets or the operations of the Business prior to the Closing or expenses associated with any employee defined benefit plans.

                  "Bank Facility" shall mean a senior secured revolving credit facility to be entered into by and between Buyer and the Lenders, which facility will be secured by substantially all of the assets of Buyer, including, but not limited to, accounts receivable, inventory, PP&E and real property owned by Buyer.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, ss.ss. 101, et seq., as amended and in effect on the Petition Date.

                  "Business" shall mean the business and operations of Sellers' Williamhouse division, as currently conducted by Sellers.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law to close.

                  "Buyer" shall have the meaning set forth in the Preamble.

                  "Buyer  Protection   Provisions"  shall  mean  the  terms  and
provisions of Sections 7.5, 8.1 and 8.2 herein.

                  "Case" shall have the meaning set forth in the Recitals to this Agreement.

                  "Cash Payment  Reduction"  shall have the meaning set forth in
Section 2.2(b).

                  "Cash  Price  Adjustment"  shall have the meaning set forth in
Section 2.2(b).

                  "Change of Control" shall mean the occurrence of any of the following events: (i) any transaction shall be consummated as a result of which any entity (other than an Affiliate of Buyer, Saratoga or any other member of the Saratoga Group) shall become the owner, beneficially or of record, directly or indirectly, of capital stock which, immediately prior to any such event, represents more than 50.0% of the aggregate voting power of the capital stock of Buyer or (ii) Persons who at the Closing Date constituted a majority of the board of directors of Buyer (together with any new directors whose election by the board of directors of Buyer or whose nomination for election by the stockholders of Buyer was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Buyer then in office.

                  "Class A Common Stock" shall mean common stock of Buyer entitled to vote in the election of directors of Buyer. The Class A Common Stock shall be entitled to one vote per share.

                  "Class A Preferred Stock" shall mean Class A Preferred Stock of Buyer issued pursuant to a certificate of designations substantially in the form of Exhibit F hereto.

                  "Class B Common Stock" shall mean common stock of Buyer that shall be non-voting until the earlier of (i) the consummation of an offering of common stock of Buyer registered under the Securities Act of 1933, as amended (other than on Form S-8), after which time any shares of common stock of Buyer shall constitute Public Stock and (ii) a Change of Control. Thereafter, the Class B Common Stock shall be entitled to one vote per share.

                  "Class B Preferred Stock" shall mean Class B Preferred Stock of Buyer issued pursuant to a certificate of designations substantially in the form of Exhibit G hereto.

                  "Closing" shall have the meaning set forth in Section 2.7.

                  "Closing  Date"  shall have the  meaning  set forth in Section
2.7.

                  "Collective Bargaining Agreements" shall mean the collective bargaining agreements listed on Schedule 1.1(h) hereto.

                  "Contracts" shall mean all contracts, agreements, indentures, notes, bonds, loans, instruments, leases, subleases, deeds of trust, conditional sales contracts, mortgages, franchises, licenses, commitments or other binding arrangements relating to the Business, currently in effect, to which any of Sellers is a party or by which the Acquired Assets are bound.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities or partnership interests or by contract, assignment or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

                  "Court" shall mean the United States District Court for the District of Delaware having jurisdiction over the Case and, to the extent of any reference under Section 157, title 28, United States Code, the unit of such District Court constituted under Section 151, Title 28, United States Code.

                  "Court Documents" shall have the meaning set forth in Section 3.10.

                  "Court Filings" shall have the meaning set forth in Section 3.10.

                  "Cut-Off Date" shall mean August 18, 2000.

                  "Dollars" and "$" shall mean lawful currency of the United States of America.

                  "EBITDA" shall mean, for any period, the net income plus interest expense, income tax expense, depreciation, amortization, management fees (in an amount up to an annual rate of $535,000) and actual and reasonable expenses, all non-cash expenses (other than ordinary accruals) and all nonrecurring charges and expenses for such period less any cash payments made during such period for which a reserve or charge was previously taken during such period and was added back to net income for purposes of calculating EBITDA for such period.

                  "Employee Benefit Plan" shall mean each ERISA Plan and each other pension, profit sharing, retirement, bonus, deferred compensation, severance pay or insurance plan for current or former officers or employees, which currently is established, maintained, contributed to or legally obligated to be contributed to by Sellers for the Business or with respect to which the Business may incur liability.

                  "Encumbrance" shall mean any Lien, claim, option, leasehold interest, right of way, option, restriction or other right of any person or entity of any kind or any nature whatsoever.

                  "Environment" shall mean any indoor or outdoor ambient air, surface water, ground water, drinking water, building surface, material surface, land surface or subsurface strata, including, without limitation, natural resources.

                  "Environmental Laws" shall mean any Law and the common law relating or applicable to pollution or protection of human or worker safety and health or the Environment, including, without limitation, any of the foregoing relating or applicable to emissions, discharges, spills, Releases or threatened Releases of any Hazardous Materials into the Environment, or human or natural resource exposure to any Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                  "Environmental Liabilities" shall mean any liability or obligation, including, without limitation, liability for investigatory costs, oversight costs, remediation and cleanup costs, governmental or private response costs and cost recovery actions, natural resource damages, property damages, personal injuries, consequential economic damages, administrative, civil or criminal penalties or forfeitures, and attorneys' fees or other costs of defending an Action asserting liability under any Environmental Law.

                  "Environmental Site Assessments" means the environmental site assessments listed on Schedule 1.1(i) hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Pension Plan" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA.

                  "ERISA Plan" shall mean an ERISA Pension Plan or an ERISA Welfare Plan.

                  "ERISA Welfare Plan" shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA.

                  "Estate" shall mean the estate created in the Case.

                  "Excess  Cure  Amount"  shall  have the  meaning  set forth in
Section 3.5(b)

                  "Excluded  Assets" shall mean the assets of Sellers  listed on
Schedule 1.1(l) hereto and shall include, without limitation, any Inventory constituting raw materials used solely in Sellers' AMPAD division or products used solely in Sellers' AMPAD division.

                  "Final Order" shall mean (i) an order of the Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

                  "Financial  Statements"  shall have the  meaning  set forth in
Section 4.4.

                  "Financing Commitment" shall mean an executed financing commitment letter relating to the Bank Facility containing commercially reasonable terms and conditions customary for transactions similar to the Transactions.

                  "Fixed Assets" shall have the meaning set forth in the definition of "Acquired Assets" in this Section 1.1.

                  "GAAP" shall mean generally accepted accounting principles in effect in the United States, consistently applied.

                  "Governmental Approvals" shall mean the consents, approvals, authorizations and other requirements prescribed by any Law (including, without limitation, the HSR Act) which must be obtained or satisfied by Sellers or Buyer and which are necessary for the execution and delivery by Sellers of this Agreement and the Transaction Documents or for the consummation of any of the Transactions in accordance with the terms of this Agreement and the Transaction Documents.

                  "Governmental Authority" shall mean any domestic or foreign, federal, state, county, parish, municipal or other local court, agency, department, legislative body, commission, council, board or other administrative or governmental body.

                  "Hazardous Materials" shall mean any substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous substance," "toxic substance," "pollutant," "contaminant" or "solid waste" under, or otherwise regulated by or subject to, any Environmental Law.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Independent  Accountants" shall have the meaning set forth in
Section 2.3(d).

                  "Intellectual Property" shall have the meaning set forth in the definition of "Acquired Assets" in this Section 1.1.

                  "Interim Order" shall mean the Order of the Court entered in the Case on July 28, 2000 and attached hereto as Exhibit D.

                  "Inventory" shall have the meaning set forth in the definition of "Acquired Assets" in this Section 1.1.

                  "Law" shall mean any statute, law (including common law), rule, regulation, ordinance, order, decree, ruling, Permit, authorization, action, restriction, requirement or policy of any Governmental Authority (each as may be in effect from time to time).

                  "Leased Real Property" shall mean all of the real property interests leased by Sellers for use in the Business and listed on Schedule 1.1(j) hereto.

                  "Lenders" shall mean the lenders under the Bank Facility.

                  "Letter of Intent" shall mean the letter of intent dated as of July 14, 2000 between AP&P and Saratoga.

                  "Liability"  shall  mean any debt,  liability  or  obligation,
whether  accrued,   contingent,   disputed,   undisputed,   secured,  unsecured,
liquidated, unliquidated, matured or unmatured.

                  "Lien" shall mean any lien on, charge against, or interest in property to secure payment of a debt or performance of a liability, whether granted voluntarily or involuntarily, including without limitation, any security interest, pledge, mortgage, deed of trust, deed to secure debt, assignment or other claim or charge, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a lien or security interest and any filing of or agreement to file any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated  Damages"  shall  have the  meaning  set  forth in
Section 7.5.

                  "Management Stock and Options" shall mean incentive stock and stock options issued by Buyer to certain members of management of Buyer.

                  "Material Adverse Effect" shall mean any condition, change or event that, individually or in the aggregate, would materially and adversely affect the Acquired Assets, operations, financial condition or prospects of the Business taken as a whole.

                  "Net  Working  Capital"  shall have the  meaning  set forth in
Section 2.3(b).

                  "Order" shall mean any order, writ, judgment, injunction, decree, determination or award of a Governmental Authority.

                  "Outside Date" shall have the meaning set forth in Section 7.2(g)(A).

                  "Owned Real Property" shall mean the interests in the real property owned by Sellers and listed and described on Schedule 1.1(k) attached hereto, including, without limitation, buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto, together with all servitudes, easements, rights of way and other real property rights related thereto.

                  "Permits" shall mean all permits, licenses, certificates, franchises and other authorizations, consents and approvals of any Governmental Authority.

                  "Permitted  Encumbrances"  shall mean (a) Permitted  Liens and
(b) zoning restrictions, covenants, easements, rights of way, licenses, profits, restrictions or other Encumbrances (other than Liens) on Real Property or minor irregularities in the title thereto that do not, individually or in the aggregate, impair (i) the use thereof in the operation of the Business as it is presently conducted by Sellers and is presently contemplated by Sellers to be conducted in the future, or (ii) the value thereof to Sellers or Buyer in the conduct of the Business as it is presently conducted by Sellers.

                  "Permitted Liens" shall mean any Liens which secure any Assumed Liabilities.

                  "Person" shall mean any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  "Petition Date" shall mean January 10, 2000, the date on which the Case was commenced in the Court.

                  "Preliminary Assumed Contracts" shall have the meaning set forth in Section 3.5(b).

                  "Preliminary  Statement"  shall have the  meaning set forth in
Section 2.3(b).

                  "Public Stock" shall mean any shares of common stock of any class that are listed on a national securities exchange or that have been accepted for inclusion in the Nasdaq National Market or any similar national over-the-counter market.

                  "Purchase Price" shall have the meaning set forth in Section 2.2(a).

                  "Purchase Price Adjustment" shall have the meaning set forth in Section 2.3(f).

                  "Real Property" shall mean the Leased Real Property and the Owned Real Property.

                  "Rejected  Contracts"  shall  have the  meaning  set  forth in
Section 3.5(b).

                  "Release" shall mean any spilling, leaking, leaching, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, dumping or disposing into the Environment, whether intentional or unintentional.

                  "Representatives" shall mean, with respect to any party, the directors, officers, employees, representatives or agents of such party or its Affiliates and its accountants, legal counsel and financial advisors.

                  "Sale Order" shall mean a Final Order of the Court which, among other things, contains the provisions described in Section 3.9 and is otherwise in form and substance reasonably satisfactory to Buyer and Sellers.

                  "Saratoga" shall mean Saratoga Partners IV, L.P.

                  "Saratoga Group" shall mean Saratoga and such other investors as Saratoga may invite to participate on or prior to the Closing Date, or within 12 months of the Closing Date, in the purchase of Class A Preferred Stock, Class B Preferred Stock and/or Class A Common Stock of Buyer pursuant to Section 2.2(iii), (iv) and (v); provided that any such other investor that participates in the purchase of Capital Stock of Buyer more than 30 days after the Closing Date shall only have the right to purchase non-voting shares of Capital Stock.

                  "Sellers" shall have the meaning set forth in the Preamble; provided that, for purposes of Section 2.2 hereof, Sellers shall include the designees of Sellers.

                  "Senior Notes" shall mean ten year senior unsecured notes issued by Buyer bearing interest at the rate of ten percent (10%) per annum. Interest on the Senior Notes shall be payable, at the option of Buyer, in cash or additional Senior Notes until the earlier of (i) the three year anniversary of the Closing Date and (ii) the date on which any of the Preferred Stock of Buyer is redeemed, with all interest payments in cash thereafter. Interest on the Senior Notes shall accrue from the Closing Date and be payable quarterly, commencing on the date that is two and one-half months following the Closing Date. The Senior Notes will be subject to a trust indenture including covenants customary for high yield senior unsecured notes, including a negative pledge and dividend restrictions. Buyer shall select the indenture trustee, which trustee shall be reasonably satisfactory to Sellers and the lenders under Sellers' existing senior secured credit facilities. The reasonable and customary fees and expenses of the indenture trustee, including reasonable legal fees and expenses, in establishing, administering and enforcing the trust shall be borne by Buyer. The Senior Notes will be redeemable, at the option of Buyer, in whole or in part, until two years following the Closing Date at a ten percent (10%) discount to face value; provided, that if the Senior Notes are redeemed in part, the aggregate amount of face value of Senior Notes that may be redeemed by Buyer shall not exceed $35,000,000. The Senior Notes shall contain such other terms as shall be mutually satisfactory to Buyer, Sellers, the Lenders and the lenders under Sellers' existing senior secured credit facilities.

                  "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and any interest and penalties imposed with respect to the filing, obligation to file or failure to file any Tax return, and shall include any transferee liability in respect of Taxes.

                  "Termination Date" shall have the meaning set forth in Section 7.2.

                  "Termination Fee" shall have the meaning set forth in Section 7.4.

                  "Texas  Form  Policy"  shall  have the  meaning  set  forth in
Section 6.1(d)(iv).

                  "Title Company" shall have the meaning set forth in Section 6.1(d)(iv).

                  "Topping Fee" shall have the meaning set forth in Section 8.2.

                  "Transaction Documents" shall mean the contracts, agreements, documents and instruments contemplated to be entered into by the terms of this Agreement.

                  "Transactions"   shall  mean  the   Acquisition   and  related
transactions contemplated by this Agreement or the Transaction Documents.

                  "Transitional Services Agreement" shall mean an agreement among Sellers and Buyer, substantially in the form attached hereto as Exhibit L.

                  "Unions" shall mean (i) the Williamhouse Employees Independent Association and (ii) the United Steelworkers of America (Aluminum, Brick and Glass Workers Division), AFL-CIO-CLC, Local No. 198-G.

                  "WR Acquisition" shall have the meaning set forth in the Preamble.

                  Section 1.2.      Other Definitional Provisions.

                  (a)......The   words   "hereof,"    "hereto,"   "herein"   and
"hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to Sections, Schedules and Exhibits shall be construed as references to Sections, Schedules and Exhibits of this Agreement unless the context otherwise requires.

                  (b)......Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.


                                   ARTICLE II

                                 THE ACQUISITION


                  Section 2.1. Assets to Be Conveyed Free and Clear of Encumbrances. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Sellers shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Sellers shall not transfer to Buyer, and Buyer is not purchasing hereunder, the Excluded Assets.

                  To the extent any rights or assets of Sellers primarily relate to the Business as it has been conducted by Sellers or are otherwise necessary for the ownership and use of the Acquired Assets and the conduct of the Business as conducted by Sellers, but are not properly itemized or do not appear in the applicable Schedules where required, then, unless this Agreement otherwise provides directly for Buyer to provide for or obtain such rights or assets in a different way or unless such rights or assets are specifically included in Excluded Assets, the general language set forth in the definition of "Acquired Assets" shall govern and such rights and assets shall nonetheless be deemed transferred to Buyer at Closing.

                  Section 2.2.      Purchase Price for Acquired Assets.

                  (a)......Subject  to Section 2.2(b) below,  the purchase price for the Acquired Assets (the "Purchase Price") shall consist of the following:

                  (i) Twenty-Four Million Dollars ($24,000,000) in cash from the proceeds of borrowings by Buyer under the Bank Facility;

                 (ii) Senior Notes with an aggregate initial face amount of Sixty-Five Million Dollars ($65,000,000);

                (iii) Six Million Dollars ($6,000,000) in cash from the proceeds of the sale by Buyer to the Saratoga Group of 6,000 shares of Class A Preferred Stock;

                 (iv) Eight Million Dollars ($8,000,000) in cash from the proceeds of the sale by Buyer to the Saratoga Group of 8,000 shares of Class B Preferred Stock;

                  (v) One Million Dollars ($1,000,000) in cash from the proceeds of the sale by Buyer to the Saratoga Group of 1,000,000 shares of Class A Common Stock;

                 (vi) 6,545 shares of Class B Preferred Stock, representing 45% of the issued and outstanding shares of Class B Preferred Stock of Buyer; and

                (vii) 818,182 shares of Class B Common Stock, representing 45% of the aggregate issued and outstanding shares of common stock of Buyer (without giving effect to the dilutive effects of the Management Stock and Options).

                  (b)......In  the  event  that on the  Closing  Date  the  cash payment by Buyer under Section 2.2(a)(i) would result in the amount of cash on hand of Buyer plus the amount actually available immediately thereafter to Buyer for borrowing under the Bank Facility (including that any borrowing base and other conditions to borrowing thereunder affected by such cash payment have been satisfied) being less than $20,000,000, the Purchase Price shall be adjusted as follows:

                  (i) the cash payment under Section 2.2(a)(i) shall be reduced by an amount equal to the amount by which $20,000,000 would exceed the amount of cash on hand of Buyer plus the amount actually available thereafter to Buyer for borrowing under the Bank Facility, up to a maximum reduction of $4,000,000 (the amount of any such reduction, the "Cash Payment Reduction"); and

                 (ii) the face amount of Senior Notes of Buyer due to Sellers under Section 2.2(a)(ii) shall be increased by $1.111 for each $1 of the Cash Payment Reduction (the "Cash Price Adjustment").

                  Section 2.3. Adjustment to Purchase Price. The Purchase Price shall be subject to adjustment after the Closing in accordance with the following procedures:

                  (a) On the Closing Date, Sellers and Buyer will jointly conduct a physical count of the Inventory.

                  (b) Promptly after the Closing Date, Sellers, with the assistance and cooperation of personnel of the Business employed by Buyer after the Closing Date, will prepare and present to Buyer (with a copy to Agent) a statement in reasonable detail of

     Net Working Capital (as hereinafter defined) as of the Closing Date (the "Preliminary Statement") in the form and with the accounting categories and layout set forth in the example attached hereto as Schedule 2.3(b). The Preliminary Statement shall be delivered to Buyer and Agent no later than 30 days after the Closing Date. "Net Working Capital" shall mean (i) the sum of the trade and non-trade accounts receivable and Inventory (before reserves and excluding accrued capitalized variances from standard costs) less (ii) the Accounts Payable and Accrued Expenses, all as determined in a manner consistent with the Financial Statements. Net Working Capital shall be determined without giving effect to the transactions contemplated by this Agreement. Net Working Capital shall not reflect or include any amount with respect to any of the Excluded Assets or any Liabilities that are not Assumed Liabilities.

                  (c) Buyer and its accountants shall have the right to review the work papers of Sellers utilized in preparing the Preliminary Statement and shall have full access to the books, records, properties and personnel of Sellers for purposes of verifying the accuracy and fairness of the presentation of Net Working Capital in the Preliminary Statement. The Preliminary Statement shall be binding on Buyer, unless Buyer presents to Sellers written notice of disagreement within 30 days after receipt of the Preliminary Statement specifying in reasonable detail the nature and extent of the disagreement.

                  (d) If Buyer and Sellers are unable to resolve any such disagreement within 15 days after Sellers receive notice of such disagreement, the disagreement shall be referred for final determination to Ernst & Young LLP or, if Ernst & Young LLP is unable or unwilling to make such final determination, to such other independent accounting firm as the parties shall mutually designate. The accounting firm so designated to make the final determination is hereinafter referred to as the "Independent Accountants."

                  (e) Net Working Capital shall be deemed to have been finally determined upon the first to occur of (i) written acceptance of the Preliminary Statement by Buyer, (ii) Buyer's failure to object thereto within 30 days of receipt thereof, or (iii) notification by the Independent Accountants of their final determination thereof.

                  (f) If Net Working Capital, as finally determined, is less than the amount set forth on Schedule 2.3(f), the Purchase Price shall be deemed reduced by such difference. The amount of any reduction in the Purchase Price shall be refunded by the Sellers to Buyer as provided for in Section 2.3(g) below. If Net Working Capital, as finally determined, is greater than the amount set forth on Schedule 2.3(f), the Purchase Price shall be deemed increased by such difference. The amount of any increase in the Purchase Price shall be paid by Buyer to the Sellers as provided for in Section 2.3(g) below.

         Such reduction or increase in the Purchase Price shall be referred to herein as the "Purchase Price Adjustment."

                  (g) The Purchase Price Adjustment shall be paid in cash by the Sellers or Buyer, as the case may be; provided that (i) in the case of a Purchase Price Adjustment to be paid by the Sellers to Buyer, if the portion of the Purchase Price provided for in Section 2.2(a) was increased by the Cash Price Adjustment, the Sellers shall pay the Purchase Price Adjustment in the form of Senior Notes to the extent of the Cash Price Adjustment, and (ii) in the case of a Purchase Price Adjustment to be paid by Buyer to the Sellers, Buyer shall pay the Purchase Price Adjustment in the form of Senior Notes to the extent that inclusion of the amount of the Purchase Price Adjustment as part of the Purchase Price paid on the Closing Date would have resulted in the application of the Cash Price Adjustment (without giving effect to the maximum reduction of $4,000,000 provided for in Section 2.2(b)(i)), in each case using the same valuation method as that used in the calculation of the Cash Price Adjustment in Section 2.2(b)(ii).

                  (h) The Purchase Price, as adjusted by the Purchase Price Adjustment, if any, shall be subject to an additional increase, if applicable, in accordance with the following procedure:

                           (i) As soon as  practicable  after December 31, 2000,
                  Buyer shall prepare and present to Sellers a statement in reasonable detail of the outstanding accounts payable of the Business as of December 31, 2000 and, if applicable, the Purchase Price shall be deemed increased (the "Additional
                  Purchase Price Adjustment") by the extent to which the outstanding Adjusted Accounts Payable of the Business on December 31, 2000 exceeds the sum of (A) the Accounts Payable included in the calculation of Net Working Capital pursuant to Sections 2.3(b) and 2.3(f) and (B) $4,000,000.

                          (ii) To the extent there are any disagreements regarding the calculation of Accounts Payable contained in the statement delivered pursuant to Section 2.3(h)(i) above, such disagreements shall be resolved in accordance with procedures substantially similar to those contained in Sections 2.3(c),
                  (d) and (e) relating to Net Working Capital.

                         (iii)  Subject  to  Section   2.3(h)(iv)   below,   the
                  Additional Purchase Price Adjustment shall be paid to Sellers in cash.

                          (iv) In the  event  that  borrowings  under  the  Bank
                  Facility incurred by Buyer to make the cash payment contemplated by Section 2.3(h)(iii) above would result in the amount of cash on hand of Buyer plus the amount immediately thereafter actually available to Buyer for borrowing under the Bank Facility (including that any borrowing base and other conditions to borrowing affected by such cash payment thereunder have been satisfied) being less than $15,000,000, the Additional Purchase Price Adjustment shall be paid as follows:

(A) the cash portion of the Additional Purchase Price Adjustment shall be reduced by an amount equal to the amount by which $15,000,000 (less the aggregate amount, if any, used by Buyer to redeem Senior Notes subsequent to the Closing Date) would exceed the amount of cash on hand of Buyer plus the amount actually available thereafter to Buyer for borrowing under the Bank Facility (the "Additional Adjustment Cash Payment Reduction"); and

(B) Buyer shall issue to Sellers $1.111 face amount of Senior Notes for each $1 of the Additional Adjustment Cash Payment Reduction.

                  (i) The fees and disbursements of the accountants of Buyer shall be paid by Buyer. The fees and disbursements of Sellers' accountants shall be paid by Sellers. The fees and disbursements of the Independent Accountants incurred pursuant to this Section 2.3 shall be borne equally, one-half by Sellers and one-half by Buyer.

                  Section 2.4. Liabilities Assumed by Buyer. As further consideration for consummation of the Transactions, at the Closing, Buyer shall assume and agree to thereafter pay when due and discharge the Assumed Liabilities. Buyer shall assume or be liable for no Liabilities of Sellers other than the Assumed Liabilities. Except as to the Assumed Liabilities, Buyer is not a successor to Sellers, and none of Buyer, Buyer's Representatives or its or their Affiliates shall have any liability for claims against Sellers (whether or not currently known) as a result of Buyer's purchase of the Acquired Assets or the consummation of the Transactions hereunder.

                  Section 2.5. Payment of Purchase Price for Acquired Assets. At the Closing, Buyer shall pay the Purchase Price to Sellers which, in the case of any cash payments due to Sellers, shall be by wire transfer to an account designated in writing by Sellers to Buyer.

                  Section 2.6. Further Assurances. From time to time after the Closing, Sellers will execute and deliver or will cause to be executed and delivered to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer's Representatives in order to vest in Buyer all right, title and interest of Sellers in and to the Acquired Assets and otherwise in order to carry out the purposes and intent of this Agreement and the Transaction Documents.

                  Section 2.7. Closing. The closing of the Transactions (the "Closing") shall, unless another date, time or place is agreed to in writing by the parties hereto, take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193 at 10:00 a.m. local time, on August 28, 2000 (such date, or such other date as is agreed to in writing by the parties hereto, is referred to herein as the "Closing Date").


                                   ARTICLE III

              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES


                  Section 3.1. Access and Information. From the date hereof to the Closing Date, Sellers shall, and shall cause Sellers' Representatives to, provide Buyer and Buyer's Representatives reasonable access to Sellers' Representatives related to the Business, and the properties, offices and other facilities of the Business during normal business hours and in a manner not unreasonably disruptive to the operation of the Business and to all books and records of the Business (including, without limitation, reasonable access to the outside auditors of the Business and their work papers), and shall furnish to Buyer all financial and operating data and other information regarding the Business and the Acquired Assets that Buyer may from time to time reasonably request, to the extent such information is in the possession or control of Sellers or Sellers' Representatives. All information provided by Sellers to Buyer or Buyer's Representatives shall be accurate and complete in all material respects and shall be set forth in reasonable detail. All information provided by Sellers to Buyer or Buyer's Representatives or obtained by Buyer or Buyer's Representatives relating to the Business in the course of Buyer's review, including without limitation, the Environmental Site Assessments, shall be treated as confidential information by Buyer and Buyer shall instruct all of its Representatives as to the confidentiality of all such information. Buyer shall be liable for all damage or injury to any person or property resulting from, or arising out of (i) the disclosure of any such confidential information by Buyer or Buyer's Representatives, except (x) as required by the Court or any other valid order by a court or other governmental agency or body, (y) as required by applicable Law or (z) for information which is in the public domain through no fault of the Buyer, (ii) any testing conducted by Buyer or Buyer's Representatives, or (iii) from such visits or inspection of the Business, whether occasioned by the acts of Buyer or any of its Representatives, and Buyer shall indemnify and hold harmless Sellers and their Representatives from any and all Liabilities resulting therefrom. This indemnification by Buyer shall survive the Closing or the termination of this Agreement, as applicable. Notwithstanding anything to the contrary contained or implied in this Agreement, the aggregate liability of Buyer pursuant to this Section

3.1, together with any amounts paid or payable to Sellers pursuant to Section 7.4, shall be limited to $1,000,000.

                  Section 3.2.      Conduct of Business.

                  (a)......From  the date hereof to the Closing Date,  except as permitted by the prior written consent of Buyer, or as required by the Court or applicable Law: (1) the Business shall be conducted only in, and Sellers shall not take any action in connection with the operation of the Business except in the ordinary course of business and in a manner consistent with past practice of the Business; (2) Sellers shall use reasonable efforts to preserve the Business substantially intact, to maintain the Acquired Assets in working order, condition and repair (subject to ordinary wear and tear), to comply with all material Laws applicable to the Business (subject to Sellers taking or omitting to take any actions, which action or omission is asserted by a Governmental Authority to be a violation of any Law the application of which to Sellers, the Business or the Transactions is being or will be contested by Sellers in good faith in appropriate proceedings before the Court or another court of competent jurisdiction), to keep available the services of employees whose continuing employment in connection with the Business is advantageous to the conduct of the Business, and to preserve the present relationships of the Business with customers and suppliers and other Persons with which the Business has significant business relations (excluding any such customers or suppliers whose entire business relationship with the Business is set forth in Contracts with Sellers that constitute Rejected Contracts); (3) Sellers shall not make any purchase, sale or disposition of any asset or property of the Business, including any of the Acquired Assets, other than the sale of Inventory in the ordinary course of business, and shall not mortgage, pledge, subject to a lien or otherwise encumber any of the properties or assets of the Business, including any of the Acquired Assets; (4) Sellers shall not materially change accounting policies or procedures relating to the Business; (5) Sellers shall not take any actions or omit to take any actions, the effect of which would result in (i) material acceleration of the sale of Inventory or material acceleration of the generation or collection of Accounts Receivable or (ii) material deferral or delay in the payment of accounts payable or capital expenditures relative to the past practices of the Business; (6) Sellers shall not increase or make any other material change in the compensation or benefit arrangements for any officer, director, employee, stockholder, consultant or agent of Sellers employed at or in connection with the Business; (7) Sellers shall continue to support the motion before the Court on the date of this Agreement regarding the extension of employee retention bonuses (as in effect on the date of the Letter of Intent dated July 14, 2000 by and between AP&P and Saratoga (the "Letter of Intent")) and shall pay any such retention bonuses to employees unless the compensation committee of the board of directors of Sellers determines in good faith, based on information obtained by Sellers after the date of this Agreement, regarding the conduct of any employee that a retention bonus should not be paid to any such employee (and Sellers shall provide prompt notice of any such decision to Buyer); (8) Sellers shall not terminate any members of the senior management of the Business listed on Schedule

3.2(a) without the prior approval of the compensation committee of the board of directors of Sellers (and, in the event that the compensation committee shall determine to terminate any such person listed on Schedule 3.2(a), Sellers shall provide prompt notice of such decision to Buyer); (9) Sellers shall not modify, amend or otherwise alter or change any of the material terms or provisions of any Assumed Contract; and (10) Sellers shall continue to seek customary trade credit and shall make payments to trade vendors in the ordinary course of business.

                  (b)......In  the event that Sellers  intend to take any action or not to take any action which action or omission, pursuant to Section 3.2(a) hereof, requires the prior written consent of Buyer, Sellers will, as soon as practicable, inform Buyer of the proposed action or omission and a proposed reasonable time frame for obtaining the required written consent. With respect to any such proposed action or omission, Sellers and Buyer shall use reasonable efforts to resolve any disputes regarding the proposed action or omission so that the necessary written consent to the proposed action can be provided by Buyer within the appropriate time frame.

                  Section 3.3. Proration of Taxes. All Real Property and personal property Taxes with respect to the Acquired Assets for the tax years occurring prior to the tax year in which the Closing Date occurs shall not be Assumed Liabilities, and all liens, encumbrances or claims related thereto shall be transferred, pursuant to an order of the Court, to the Purchase Price at the Closing. All Real Property and personal property Taxes with respect to the Acquired Assets for the tax year in which the Closing Date occurs shall be prorated through the Closing Date based on the most current assessment information available from the applicable taxing authority where the Acquired Assets are located. All special assessments against the Acquired Assets for utilities or otherwise shall not be Assumed Liabilities, and all liens, encumbrances or claims related thereto shall be transferred, pursuant to an order of the Court, to the Purchase Price at the Closing (and, to the extent not due and payable at the time of Closing, shall be allocated among Buyer and Sellers in accordance with customary practice in the applicable jurisdiction).

                  Section 3.4. Sales Taxes. To the extent the sale of the Acquisition Assets and other Transactions contemplated hereby are subject under applicable Law to sales, transfer, use, stamp or similar Taxes that are not exempt under Bankruptcy Code section 1146, such Taxes shall be borne equally by Buyer and Sellers.

                  Section 3.5.      Treatment of Contracts.

                  (a)......Collective  Bargaining Agreements.  Until the Closing
Date, the Collective Bargaining Agreements will remain in full force and effect. On the Closing Date, the Collective Bargaining Agreements will be assumed and assigned to Buyer and on that date and thereafter, the Collective Bargaining Agreements shall be effective between Buyer and the respective Unions.

                  (b)......Assumed  Contracts;   Rejected  Contracts.   Attached
hereto as Schedule 3.5(b) is a schedule of Contracts to be assumed by Sellers and assigned to Buyer on the Closing Date under Section 365 of the Bankruptcy Code (the "Preliminary Assumed Contracts"). Prior to the Closing, Buyer may, as permitted by the Court and with the consent of Sellers, designate additional Contracts as Contracts to be assumed by Sellers and assigned to Buyer and/or eliminate some or all of the Preliminary Assumed Contracts. Schedule 3.5(b) shall be updated at Closing to reflect the final list of Contracts to be assumed by Sellers and assigned to Buyer (the "Assumed Contracts"). With respect to the Assumed Contracts, Sellers shall cure any past defaults in order to assume and assign to Buyer the Assumed Contracts in accordance with Section 365 of the Bankruptcy Code. Schedule 3.5(b) sets forth the amount necessary to cure any past defaults under each Assumed Contract. The expenses of curing any past defaults under the Assumed Contracts shall be borne by Buyer; provided that if
(i)(x) an Assumed Contract is not on schedule 3.5(b) (as in effect at the Cut-Off Date) or (y) such expenses with respect to an Assumed Contract that is on such Schedule 3.5(b) exceeds the amount for such contract on such Schedule 3.5(b) by more than 20% (such amount in excess of 20%, the "Excess Cure Amount"), (ii) Buyer desires to assume such contract and (iii) such contract is reasonably necessary to the Business and is not reasonably replaceable by Buyer without material cost or delay, the cost of curing past defaults with respect to any such contracts described in clause (i) (x) above and the Excess Cure Amount for such contracts described in clause (i) (y) above shall be borne 80% by Sellers and 20% by Buyer up to a maximum amount for Sellers of $75,000. If the cost of curing past defaults referred to in the proviso to the immediately preceding sentence would cause the share of such costs to the borne by Sellers to exceed $75,000 but for the maximum amount set forth in the immediately preceeding sentence, Buyers shall not be obligated to close the Transaction unless Sellers agree to bear 100% of such excess. Subject to the payment of amounts necessary to cure any pre-petition defaults as set forth on Schedule 3.5(b), each of the Contracts may be assumed by Sellers and assigned to Buyer. Buyer shall assume all rights and obligations of Sellers arising on or after the Closing Date under the Assumed Contracts. Contracts that are not Assumed Contracts shall (to the extent permitted by the Bankruptcy Code and the Court) be rejected by Sellers ("Rejected Contracts"), unless Buyer otherwise consents in the case of one or more individual contracts. Upon request of Buyer, Sellers shall cooperate with and provide reasonable assistance to Buyer in Buyer's efforts to negotiate acceptable terms and conditions of post-Closing Contracts with the parties to any Rejected Contract. Notwithstanding any other provision of this Section 3.5(b), Sellers shall have the right in their discretion to reject any Contract (other than an Assumed Contract) which in their judgment Sellers believe must be rejected to maintain the viability of the Business prior to the Closing Date or to comply with any order of the Court.

                  Section 3.6. Filings, Consents and Approvals. From and after the date hereof until the Closing Date, each of Sellers and Buyer shall file or cause to be filed with the Federal Trade Commission and United States Department of Justice any notifications required to be filed under the HSR Act with respect to the Acquisition or the Transactions. During this period, each party shall consult with the other as to the appropriate time of filing of such notifications, shall cooperate with each other as to the preparation of such notifications and shall use its reasonable efforts to make such filings at the agreed upon time, and to respond promptly to any requests for additional information made by any such agency. Sellers and Buyer shall promptly take all reasonable actions required to obtain all Governmental Approvals and to give all notices and make all filings with, any Governmental Authorities necessary to authorize, approve or permit the consummation of the Transactions in accordance with the terms of the Transaction Documents.

                  Section 3.7. Notice of Actions and Proceedings. From and after the date hereof until the Closing Date, Sellers shall promptly notify Buyer of any written notice received by Sellers with respect to Actions commenced or, to its knowledge, threatened, involving or affecting Sellers or the Business or which could reasonably be expected to have a Material Adverse Effect. Upon the receipt by Sellers of any acquisition proposal relating to the Business from a third party, Sellers will promptly notify Buyer and indicate in such notice the identity of the offeror and a complete and accurate description of the material terms thereof. In addition, Sellers shall provide Buyer with copies of any such acquisition proposal and all documents related thereto.

                  Section 3.8. Purchase Price Allocation. Sellers and Buyer agree to use their reasonable best efforts to agree, on or before the Closing, as to an allocation of the Purchase Price between and among the Acquired Assets.

                  Section 3.9. Bankruptcy Court Approval. Sellers shall use their reasonable best efforts to obtain the Sale Order, which shall, among other things, (i) determine that this Agreement was proposed and negotiated by Buyer and Sellers in good faith and at arm's length and represents the highest and best offer for the Acquired Assets and should be approved; (ii) determine that Buyer is a good faith purchaser under Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated; (iii) authorize and direct Sellers to sell the Acquired Assets to Buyer pursuant to this Agreement and Section 363 of the Bankruptcy Code, free and clear of all Liens, claims, interests, liabilities and Encumbrances (including any and all "interests" in the Acquired Assets within the meaning of Section 363(f) of the Bankruptcy Code), other than the Assumed Liabilities and any Environmental Liabilities that attach to the owner of any of the Acquired Assets by operation of law; (iv) authorize and direct Sellers to assume and assign the Assumed Contracts to Buyer under Section 365 of the Bankruptcy Code;
(v) authorize and direct Sellers to perform any and all of their obligations under the Buyer Protection Provisions and Section 9.17 (including the payment of any amounts required thereunder) free and clear of all Liens, claims, interests and Encumbrances of any Person (including, without limitation, any prepetition creditors and debtor-in-possession lenders); (vi) authorize and direct Sellers to execute, deliver, perform under, consummate and implement this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing; (vii) permanently enjoin each and every holder of a Liability that is not an Assumed Liability from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against Buyer relative to such Liability; and (viii) provide that the proceeds of the sale of the Business shall first be applied to the payment of the Topping Fee, the Expense Reimbursement and the Liquidated Damages, if any, in the event that Buyer is not the winning bidder for the Business.

                  Section 3.10. Notice of Filings. From and after the date hereof until the Closing Date, Sellers shall provide Buyer with drafts of all documents, agreements or other instruments proposed to be included in any filings with the Court related to this Transaction (each, a "Court Document" and, collectively, "Court Documents") and a reasonable opportunity for Buyer to comment thereon prior to the filing of any such Court Document with the Court (Court Documents so filed, collectively, "Court Filings"). Sellers shall provide Buyer with all Court Filings in a timely manner and shall provide notice to Buyer of any developments relating to the Business or the Transactions that Sellers, in their reasonable good faith judgment, determine are material.

                  Section 3.11. Buyer's Conduct of Business. From and after the Closing Date until December 31, 2000, Buyer shall conduct the Business in the ordinary course of business with regard to accounts payable, including, without limitation, seeking normal trade credit and making payments to vendors in the ordinary course of business.

                  Section 3.12. Due Diligence. On or prior to the Cut-Off Date, Buyer shall advise Sellers either that (a) its due diligence investigation (including, without limitation, the current and future status of customer and supplier relationships) of the Business and the Acquired Assets and the employment arrangements between Buyer and John Grymes have been satisfactorily completed or (b) such investigation and/or arrangement has not been satisfactorily completed.

                  Section 3.13. Financing. On or prior to the Cut-Off Date, Buyer shall either (a) provide to Sellers a copy of a Financing Commitment or advise Sellers that it is waiving its rights with regard to this Section 3.13 or
(b) advise Sellers that it has not been able to obtain a Financing Commitment and that it is not waiving its rights with regard to this Section 3.13.

                  Section 3.14. Information Update. If and to the extent Sellers become aware, after reasonable inquiry, that any of the representations or warranties of Sellers contained in Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19 and/or 4.20 are not true and correct, Sellers shall promptly furnish to Buyer such amended schedules or other information in writing to fully advise Buyer of such facts; provided that if any such representations or warranties referenced above shall become untrue or incorrect after the Cut-Off Date, such shall not alter Buyer's obligations under this Agreement.

                  Section 3.15. Section 351 Treatment. Buyer and Sellers agree to treat the Transaction as one subject to Section 351 of the Internal Revenue Code of 1986, as amended, unless, on or prior to the Cut-Off Date, Sellers shall have notified Buyer that they have determined, in their sole discretion, that any such treatment would have adverse consequences for the Sellers.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS


                  Sellers hereto jointly and severally represent and warrant to Buyer as follows:

                  Section 4.1. Organization and Good Standing. Each of Sellers is a duly organized corporation, validly existing and in good standing under the Laws of the State of Delaware (or, in the case of AP-Manufacturing, the State of Wisconsin), with full power to carry on the Business as it is now conducted and to own, lease or operate the Acquired Assets. Each of Sellers is qualified to do business and is in good standing in each jurisdiction in which the nature of the Business or the character of such Seller's properties makes such qualification necessary.

                  Section 4.2. Authorization of Agreement. Subject to approval of the Court, each of Sellers has all requisite power and authority to enter into this Agreement and the Transaction Documents and to consummate the Transactions. This Agreement and all other Transaction Documents to be executed by Sellers in connection herewith have been (or upon execution will have been) duly executed and delivered by Sellers, have been effectively authorized by all necessary action of Sellers, and subject to approval of the Court constitute (or upon execution will constitute), legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with its terms.

                  Section 4.3. Ownership of Acquired Assets. Sellers are the lawful owners of or have the right to use each of the Acquired Assets. Upon transfer to Buyer on the Closing Date of ownership of the Acquired Assets that are owned by Sellers, Buyer will have good and marketable title to the Acquired Assets (other than the Owned Real Property, which is dealt with in Section 4.5), free and clear of all Encumbrances, except for Permitted Encumbrances. Upon transfer to Buyer on the Closing Date of all of Sellers' interest in the Acquired Assets that are leased or licensed by Sellers or otherwise subject to a limited interest in favor of any of Sellers, Buyer shall acquire all of such interest of Sellers in such Acquired Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. Each of the Acquired Assets, other than the Inventory and the Intellectual Property, is in reasonable operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. The Acquired Assets constitute all of the assets necessary for the conduct by Sellers on the Closing Date of the Business as conducted by Sellers.

                  Section 4.4.  Financial  Condition.  Sellers have furnished to
Buyer the audited and  unaudited  financial  statements  or reports set forth on
Schedule 4.4 hereto (the "Financial Statements"). The Financial Statements: (i) except as may be indicated in the notes thereto, were prepared in accordance with GAAP (subject to, in the case of unaudited statements or reports, the absence of any footnote disclosures or normal recurring year-end audit adjustments required by GAAP); and (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Business as of the dates thereof and periods covered thereby.

                  Section 4.5. Real Property. Except as set forth on Schedule 4.5, Sellers have good and marketable title in fee simple, or with respect to the Owned Real Property located in Texas, good and indefeasible title in fee simple, to all of the Owned Real Property as set forth on Schedule 1.1(k), free and clear of all Encumbrances other than any Lien that will be satisfied and discharged on the Closing Date and Permitted Encumbrances. Sellers have made available to Buyer all deeds, title insurance policies, surveys, mortgages and other Contracts granting or relating to Sellers' ownership of such Owned Real Property that are in the actual possession or control of Sellers.

                  Except as indicated on Schedule 4.5:

                  (a) the Real Property constitutes all of the real property interests that are used in connection with the operation of the Business;

                  (b) Sellers enjoy sole peaceful and undisturbed possession of the Real Property;

                  (c) all of the buildings, fixtures and other improvements located on the Real Property are in working condition and repair, ordinary wear and tear excepted; the Real Property (and all of the buildings, fixtures and other improvements located thereon) and the operation thereof as presently conducted are not in material violation of any applicable building code, zoning ordinance or other Law; and no Seller has received any written notice of any violation of any Law or any written notice of the existence of any contemplated condemnation or eminent domain proceeding with respect to the Real Property;

                  (d) the Real Property has sufficient access to public roads and is supplied with sufficient utilities to permit the operation of the Business as it is currently conducted on such Real Property and no Seller has received any written notice of termination of such access or utilities; and

                  (e) there are no leases, subleases, licenses or concessions or other agreements, written or oral, granting to any Person other than Sellers the right of use or occupancy of any portion of any Real Property.

                  Section 4.6. Tangible Personal Property. Schedule 1.1(d) sets forth a listing of the Fixed Assets of the Business. Except as otherwise disclosed on Schedule 4.6, all Fixed Assets included in the Acquired Assets are in working order and suitable for the use for which they are intended (ordinary wear and tear excepted).

                  Section 4.7.  Intellectual Property Rights. There is listed on
Schedule 1.1(e) (i) an identification of each item of Intellectual Property used by Sellers in the conduct of the Business and (ii) a true and complete list of all licenses or similar agreements or arrangements to which any Seller is a party either as licensee or licensor for each such item of Intellectual Property. Except as otherwise indicated on Schedule 1.1 (e), Sellers have good and valid title to and own all of such Intellectual Property free and clear of all Encumbrances or have licensed from third parties the exclusive right to use, sell, transfer, license (or sublicense) and dispose of each item of Intellectual Property and all such Intellectual Property will be transferred to Buyer at the Closing free and clear of all Encumbrances. Sellers represent and warrant:

                  (a) There have not been any actions or other judicial or adversary proceedings involving Sellers concerning any of the Intellectual Property included in the Acquired Assets, nor is any such action or proceeding threatened;

                  (b) Sellers have the right and authority to use all items of Intellectual Property included in the Acquired Assets in connection with the conduct of the Business in the manner presently conducted and to convey such right and authority to Buyer, and such use does not conflict with, infringe upon or violate any patent, copyright, trademark, service mark, trade secret, trade name or other right of any other person, firm or corporation;

                  (c) There are no outstanding, nor are there any threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements included in the Intellectual Property included in the Acquired Assets;

                  (d) The conduct of the Business does not conflict with any patent, copyright, trademark, service mark, trade secret, trade name or other similar rights of others; and

                  (e) Sellers are not in breach of any of the material provisions of any agreement or license forming a part of the Intellectual Property and each item of Intellectual Property licensed thereunder may be used by Buyer after the Closing in the Business pursuant to the applicable license or agreement with respect thereto without the consent of any third party.

                  Section 4.8.      Pension and Employee Benefit Plans.

                  (a)......Except  as set forth on Schedule 4.8 attached hereto, there are no Employee Benefit Plans.

                  (b)......Sellers have made available to Buyer true and correct copies of each Employee Benefit Plan set forth on Schedule 4.8.

                  (c)......Buyer  will not, as a result of  consummation  of the
Transactions, assume any Liabilities with regard to the Employee Benefit Plans, except to the extent any such Liabilities are Assumed Liabilities.

                  (d)......Sellers  have no liability  (including any contingent liability) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, arising out of or relating to the Business.

                  Section 4.9. Litigation. Except for matters which are described on Schedule 4.9, there are no claims, disputes, actions, proceedings or investigations of any nature before any Governmental Authority pending or, to the actual knowledge of Sellers, threatened, involving the Business that, if determined adversely to Sellers, would, individually or in the aggregate, have a Material Adverse Effect.

                  Section 4.10.     Contracts.

                  (a)......Except  (i) as set forth on Schedule 4.10 or (ii) for events of default arising as a result of the filing of a petition for relief under Chapter 11 of the Bankruptcy Code:

                  (A) the Contracts constitute lawful, valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms;

                  (B) each Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto; and

                  (C) in all material respects, all obligations required to be performed under the Contracts by Sellers and the other parties thereto on or prior to the date hereof have been performed, and no event has occurred or failed to occur which constitutes, or with the giving of notice, the lapse of time or both would constitute, a default by any of Sellers under the Contracts.

                  (b)......Each  of the  Contracts may be assumed by Sellers and assigned to Buyer in accordance with Section 3.5(b); the amounts necessary to cure any such defaults are as set forth on Schedule 3.5(b).

                  Section 4.11. Compliance with Law; Permits. The Business as presently conducted does not violate, in any material respect, any Law. Sellers have obtained all material Permits required for the conduct of the Business as presently conducted. To the extent such Permits are transferable, Sellers shall fully cooperate so as to permit Buyer to continue to have the use and benefit thereof and the rights granted thereby after the Closing shall have occurred. To the extent such Permits are not transferable, Sellers shall reasonably cooperate with and assist Buyer in applying for replacement Permits. All Permits listed on
Schedule 1.1(f) may be transferred to Buyer pursuant to their terms.

                  Section 4.12.     Labor and Employment Matters.

                  (a)......Except  as set forth on Schedule 4.12, with regard to the Business there is no (i) collective bargaining agreement or other labor agreement to which any Seller is a party or by which such Seller is bound other than the Collective Bargaining Agreements; (ii) employment, retainer, consulting, or incentive plan, policy or contract to which any Seller is a party or by which it is bound (other than any Employee Benefit Plan); or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any employees of Sellers (other than any Employee Benefit Plan).

                  (b)......No  party to any such plan,  policy or contract is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

                  (c)......Except  as set forth on Schedule 4.12, with regard to the Business there is no (i) unfair labor practice complaint against any of Sellers pending before the National Labor Relations Board or any state or local agency or any basis for any such complaint; (ii) pending labor strike or other material labor trouble; (iii) pending labor grievance or outstanding workers' compensation claims; (iv) pending representation question respecting the employees of the Business; (v) pending arbitration proceedings arising out of or under the Collective Bargaining Agreements; or (vi) pending or, to the actual knowledge of Sellers, threatened claim against Sellers regarding the discharge or dismissal of any employee or the failure to hire any individual employee and, to the actual knowledge of Sellers, there is no basis for any such claim.

                  Section 4.13.     Environmental Matters.

                  (a)......Except   as  disclosed  in  the  Environmental   Site
Assessments or on Schedule 4.13 hereto:

                  (i) No Hazardous Materials have been used, manufactured, produced, constructed, deposited, disposed of, stored, released or otherwise located on, under, in or about any Real Property, in a manner or condition which constitutes a material violation of or for which remediation is required under any Environmental Law;

                 (ii) No Hazardous Materials have migrated, or due to their location are threatening to migrate, from any Real Property on, under, in or about other properties, and no Hazardous Materials have migrated, or due to their location are threatening to migrate, from other properties on, under, in or about any Real Property, in a manner or condition which constitutes a material violation of or for which remediation is required under any Environmental Law;

                (iii) No underground improvement, including, without limitation, any treatment, sump or storage tank, or related piping, or water, gas or oil well, was or has been installed or located on any Real Property, in a manner or condition which constitutes a material violation of or material liability under any Environmental Law;

                 (iv) Neither Sellers nor any officers thereof have received any written notice or other written communication concerning, or otherwise have knowledge of, (A) any material violation or alleged violation of or material liability under Environmental Laws arising out of the conduct of the Business or the Real Property or the Acquired Assets (except for any such violations which have been corrected to the satisfaction of the appropriate Governmental Authority); (B) any alleged liability for environmental damages, third party injury or property damages arising under Environmental Laws and relating to any Real Property or Acquired Assets or arising out of the conduct of the Business; or (C) any alleged liability for the presence or suspected presence of Hazardous Materials on, under or emanating from any Real Property;

                  (v) None of the Business, the Acquired Assets or the Real Property is the subject of any order, judgment or decree issued by any Governmental Authority, or subject to any other material liability, under Environmental Laws and, to the knowledge of Sellers, no circumstances exist which could reasonably be expected to result in any of the foregoing; and

                 (vi) The transaction contemplated under this Agreement will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under Environmental Laws.

                  (b)......Except   as  disclosed  in  the  Environmental   Site
Assessments or on Schedule 4.13, each of Sellers has been and remains in compliance in all material respects with the terms and conditions of each Permit issued to such Seller in connection with Environmental Laws by any Governmental Authority with respect to the activity of the Business. No other material Permits were or are required pursuant to Environmental Laws for the Business. Immediately prior to the Closing, each such Permit issued to Sellers under Environmental Laws in connection with the Business will be in full force and effect and Sellers have no reason to believe any such Permits will be revoked or modified prior to their expiration or will not be renewed without the incurrence of material expenditures.

                  Section 4.14. Retained Employees. Since December 31, 1999, there has been no material change in the rate of compensation of the employees of the Business and the compensation of such employees for 1999 was consistent with past practices of Sellers for similar employees in similar situations.

                  Section 4.15. Brokers. Buyer will not, as a result of consummation of the Transactions, become liable for any fee or commission payable to any broker, finder or investment banker working for or on behalf of Sellers.

                  Section 4.16. Accuracy of Statements. Neither this Agreement, nor any schedule, exhibit, statement, list, document, certificate or other information furnished by or on behalf of Sellers to Buyer in connection with this Agreement, when read together, contains any untrue statement of a material fact or omission of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                  Section 4.17.     Certain Tax Matters.

                  (a)......Sellers  have  filed  or will  file  when due all Tax returns, statements, reports, and forms required to be filed or furnished with respect to the Business for all tax periods ending on or before the Closing Date, and such returns, statements, reports, and forms have been or will be complete and accurate in all material respects. To the extent permitted by the Bankruptcy Code, Sellers have paid all Taxes due with respect to the Business, and there are no Tax liens on the Acquired Assets.

                  (b)......Schedule 4.17 contains a list of all states and other jurisdictions in which Tax returns have been filed or Taxes have been paid with respect to the Business or the Acquired Assets since January 1, 1999.

                  Section 4.18. No Material Adverse Change. There has been no change in the business, operations, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Business since June 30, 2000 which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section  4.19.   Customers  and  Suppliers.   Other  than  the
customers and suppliers and the amounts set forth on Schedule 4.19, (i) since January 1, 1999, no material customer or supplier of the Business has terminated, or materially reduced, and no such customer or supplier of the Business has given notice that it may terminate or materially reduce its relationship with Sellers prior to the Closing Date, and (ii) Sellers have no knowledge that any such material customers or suppliers of the Business may not continue equivalent relationships with Buyer subsequent to the Closing Date; provided that, for purposes of this clause (ii), the knowledge of Sellers shall be limited to the knowledge of Gregory Maio, Richard Huntoon and Jeffrey Kirchmer.

                  Section 4.20. Intercompany Arrangements. Except as set forth on Schedule 4.20, there are no agreements or arrangements between the Business and Sellers or any of their affiliates relating to the purchase or sale of products, the provision of services or the joint use of any facilities.

                  Section 4.21. Agreement Not in Breach of Other Instruments. Except as set forth on Schedule 4.21 and except for the Sale Order, the execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof by the Sellers require no action on their part by or in respect of, or any filing with or notice to, any governmental or regulatory body, agency or official. Except as set forth on
Schedule 4.21, the execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Seller's certificate of incorporation or formation, as the case may be, Seller's by-laws or operating agreement, as the case may be, or any Order of any Governmental Authority or any Law applicable to any Seller, its constituent members or any of their respective Affiliates.

                  Section 4.22. No Breach of Letter of Intent. There has been no breach on the part of Sellers, or any one of them, of the provisions of paragraph 4(b) or any other material provisions of the Letter of Intent.

                  Section 4.23. Conduct of Business. There are no existing plans by any of Sellers to conduct the Business in a manner other than consistent with past practices.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                  Buyer represents and warrants to Sellers as follows:

                  Section 5.1. Organization and Corporate Authority. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to consummate the Transactions. This Agreement and all other agreements herein contemplated to be executed in connection herewith have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

                  Section 5.2. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof by Buyer require no action on its part by or in respect of, or any filing with or notice to, any governmental or regulatory body, agency or official. The execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, the certificate of incorporation or by-laws of Buyer or any Order of any Governmental Authority or any Law applicable to Buyer, its constituent members or any of their respective Affiliates.

                  Section 5.3. No Proceedings or Litigation. To the knowledge of Buyer, no Action by any Governmental Authority or other person has been instituted or threatened which questions the validity or legality of the Transactions contemplated herein and which could reasonably be expected to damage Buyer materially if the Transactions contemplated hereby are consummated, including any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Acquired Assets after the Closing.

                  Section 5.4. Capitalization. Immediately after the Closing, the authorized capital stock of Buyer will consist of (i) 10,000,000 shares of Common Stock, (A) 8,000,000 of which are designated Class A Common Stock, of which 1,000,000 shares will be issued and outstanding and (B) 2,000,000 of which are designated Class B Common Stock, of which 818,182 shares will be issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, (A) 1,320,000 of which are designated Class A Preferred Stock, of which 6,000 shares will be issued and outstanding and (B) 680,000 of which are designated Class B Preferred Stock, of which 14,545 shares will be issued and outstanding. The outstanding indebtedness of Buyer, immediately after the Closing, will consist solely of indebtedness represented by the Senior Notes, borrowings under the Bank Facility and indebtedness, if any, included in the Assumed Liabilities.


                                   ARTICLE VI

                          CONDITIONS TO THE ACQUISITION


                  Section 6.1. Conditions to Buyer's Obligations to Consummate the Acquisition. The obligations of Buyer to consummate the Acquisition and the other Transactions to be consummated at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

                  (a)     Representations, Warranties, Covenants and Agreements.

                  (i) Each of the representations and warranties of Sellers (other than the representation and warranty contained in Section 4.18) shall be true and correct in all material respects as of the date hereof, and as of the Cut-Off Date, unless the failure of any such representations or warranties so to be true and correct as of such date would not have a Material Adverse Effect.
                 (ii) Each of the covenants and agreements of Sellers to be performed after the date hereof and prior to the Closing or such other time period as specifically set forth in a particular covenant or agreement shall have been duly performed in all material respects by the prescribed date or for the duration of the prescribed time period.

                (iii) Each of the representations and warranties of Sellers contained in Sections 4.1, 4.2, 4.3, 4.15 and 4.21 shall be true and correct as of the Closing Date, unless the failure of any such representations and warranties to be true and correct as of such date would not have a Material Adverse Effect.

                 (iv) For purposes of this Section  6.1(a),  any  references  to
         materiality   or  to  Material   Adverse   Effect   contained   in  the
         representations and warranties shall be disregarded.

                  (b) Consents. All of the Governmental Approvals shall have been received on or prior to the Closing Date.

                  (c) No Orders. On the Closing Date, there shall be no Order of any nature issued by a Governmental Authority of competent jurisdiction in effect that directs that the Transactions not be consummated.

                  (d) Additional Closing Documents. Buyer shall have received at the Closing the following documents, dated the Closing Date:

                           (i) Bills of sale and assignment and assumption agreements substantially in the form attached hereto as Exhibit A, covering the items of personal property and the Assumed Contracts included in the Acquired Assets to be transferred or assigned to Buyer at the Closing;

                          (ii) Grant deeds or similar forms of conveyance substantially in the form attached hereto as Exhibit B, covering the Owned Real Property to be conveyed to Buyer pursuant to this Agreement;

                         (iii) Assignments of leases substantially in the form attached hereto as Exhibit C, transferring the leasehold estate granted to the Sellers under the leases covering the Leased Real Property, which leases are Assumed Contracts;

                          (iv) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets or any part thereof as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Acquired Assets to be transferred to Buyer under this Agreement;

                           (v) Title insurance  policies issued by Chicago Title
                  Insurance  Company  (the  "Title  Company")  under (A) an ALTA
                  (1992) Extended Coverage Owner's Policy insuring good and marketable title of Buyer in and to those portions of the Owned Real Property not located in Texas and (B) the standard Owner Policy of Title Insurance promulgated by the Texas State Board of Insurance (the "Texas Form Policy") insuring good and indefeasible title of Buyer in and to those portions of the Owned Real Property located in Texas, subject only to Permitted Encumbrances, for the amounts as may be reasonably specified by Buyer and otherwise in form and substance reasonably acceptable to Buyer (which shall be obtained at the expense of Buyer);

                          (vi) A current  completion  or "as  built"  survey for
                  each Owned Real Property and each material Leased Real Property and the improvements located thereon, in such form as shall be required by the Title Company to omit the so-called standard survey exceptions from the title insurance policies issued at Closing, and certified in a manner reasonably satisfactory to Buyer and as otherwise required by the Title Company;

                         (vii) Affidavits duly executed by each Seller stating its United States taxpayer identification number and that it is not a foreign person pursuant to Treasury Regulation
                  Section 1.1445-2(b) and such other affidavits, certificates and instruments duly executed by Sellers as shall be reasonably required to induce the Title Company to issue the title insurance policies contemplated herein;

                        (viii) Evidence reasonably  satisfactory to Buyer of the
                  release or satisfaction of all Encumbrances on the Acquired Assets other than Permitted Encumbrances; and

                          (ix) Such other  documents as may be specified  herein
                  or in the Transaction Documents or as Buyer may reasonably request.

                  (e) The Interim Order and the Sale Order. The Sale Order shall have been entered and neither the Interim Order nor the Sale Order shall have been modified, amended, dissolved, revoked or rescinded in any material respect.

                  (f) Possession. Simultaneously with the consummation of the transfer of the Acquired Assets, Sellers will deliver sole possession of all Acquired Assets or the rights thereto to Buyer.

                  (g) Financing. (i) Buyer shall have received cash proceeds from borrowings under the Bank Facility sufficient to enable Buyer to pay the Purchase Price required by Section 2.2(a)(i), as adjusted by the Cash Price Adjustment, if any; and (ii) after giving effect to the Closing and the payment of the Purchase Price, Buyer shall have at least $20 million actually available thereafter for borrowing under the Bank Facility (including that any borrowing base and other conditions to borrowing thereunder have been satisfied); provided that if either of (i) or (ii) above is not true as a result of (x) a failure to satisfy conditions precedent to borrowings under the Bank Facility, the satisfaction of which conditions precedent is solely within the control of Buyer or (y) a failure of Buyer to obtain a Financing Commitment by the Cut-Off Date, such shall not constitute a condition excusing Buyer from its obligations to consummate the Acquisition and the other Transactions to be consummated at the Closing.

                  (h) Transitional Services Agreement. Buyer shall have received an executed transitional services agreement, substantially in the form attached hereto as Exhibit L, for a term of at least 12 months, pursuant to which AP&P shall provide appropriate financial, accounting, employee benefit and other services to the Business.

                  (i) Intellectual Property Filings. Sellers shall have executed and filed, in suitable form, each filing, notice, registration or other document required to effectuate and perfect the transfer or assignment of each item of Intellectual Property to be transferred to Buyer hereunder, including, without limitation, such filings as may be required pursuant to the rules and regulations of the United States Patent and Trademark Office and its foreign equivalents.

                  (j) Simultaneous Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the Transactions contemplated to be consummated at the Closing shall occur simultaneously.

                  (k) Collective Bargaining Agreements. The unions party to the Collective Bargaining Agreements shall have consented to the assignment to Buyer of the Collective Bargaining Agreements on substantially the same terms as in effect on the date of this Agreement.

                  (l) Certain Exhibits and Schedules. Each of the Schedules required under this Agreement, the form of the Senior Notes and the related trust indenture and each Exhibit to this Agreement (other than any such Exhibits that shall be attached to this Agreement on the date hereof) shall be in form and substance reasonably satisfactory to Buyer on or prior to the Cut-Off Date.

                  Section 6.2. Conditions to Sellers' Obligations to Consummate the Acquisition. The obligation of Sellers to consummate the Acquisition and the other Transactions to be consummated at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Sellers on or prior to the Closing Date of each of the following conditions:

                  (a)     Representations, Warranties, Covenants and Agreements.

                  (i) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof, and as of the Closing Date, unless the failure of such representations and warranties so to be true and correct does not materially and adversely affect the ability of Buyer to consummate the Transactions.

                 (ii) Each of the covenants and agreements of Buyer to be performed after the date hereof and prior to the Closing Date or such other time period as specifically set forth in a particular covenant or agreement shall have been duly performed by the prescribed date or for the duration of the prescribed time period, in all material respects.

                  (b) Consents. All of the Governmental Approvals shall have been received on or prior to the Closing Date.

                  (c) No Orders. On the Closing Date, there shall be no Order of any nature issued by a Governmental Authority of competent jurisdiction in effect that directs that the Transactions not be consummated.

                  (d) Interim Order and Sale Order. The Sale Order shall have been entered and neither the Interim Order nor the Sale Order shall have been modified, amended, dissolved, revoked or rescinded in any material respect; provided that, for purposes of this Section 6.2(d), the Sale Order need not be a Final Order.

                  (e) Certain Closing Deliveries. Sellers shall have received from Buyer any other documents required to be delivered by Buyer to Sellers pursuant to the provisions of this Agreement or the Transaction Documents in form and substance reasonably satisfactory to Sellers.

                  (f) Certain Agreements. Sellers shall have received (i) an executed transitional services agreement, substantially in the form attached hereto as Exhibit L, pursuant to which Buyer shall provide, for a limited period of time, management information services to Sellers' AMPAD and Forms divisions or any buyer thereof and (ii) a fully-paid trademark license agreement, substantially in the form attached hereto as Exhibit M, related to the "Peel & Seel" trademark in favor of Sellers' AMPAD and Forms divisions or any buyer thereof;
         provided that such license shall relate only to the channels of distribution currently used by the Ampad and Forms divisions (which do not include jobber and merchant distribution channels).

                  (g) Stockholders' Agreement. Holders of Capital Stock shall have entered into a stockholders' agreement substantially in the form attached hereto as Exhibit N with respect to the ownership of Capital Stock of Buyer.

                  (h) Simultaneous Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the Transactions contemplated to be consummated at the Closing shall occur simultaneously.

                  (i) Certain Exhibits and Schedules. Each of the Schedules required under this Agreement, the form of the Senior Notes and the related indenture and each Exhibit to this Agreement (other than any such Exhibits that shall be attached to this Agreement on the date hereof) shall be in Form and substance reasonably satisfactory to Sellers on or prior to the Cut-Off Date.


                                   ARTICLE VII

                   AMENDMENT; TERMINATION; LIQUIDATED DAMAGES


                  Section 7.1. Amendment. Subject to any Court approval requirement that may be applicable,this Agreement may be amended by the written agreement of Sellers and Buyer, with the written consent of Agent, at any time prior to the Closing Date.

                  Section 7.2. Termination. This Agreement may be terminated prior to the Closing as follows (the actual date on which this Agreement is terminated being referred to herein as the "Termination Date"):

                  (a) at any time on or prior to the Closing Date, by mutual written consent of Sellers and
         Buyer;

                  (b) at the election of Sellers, if any one or more of the conditions to the obligations of Sellers to close as set forth in
         Section 6.2 has not been fulfilled (other than as a result of the fault of the Sellers) or cannot be fulfilled prior to the Outside Date;

                  (c) at the election of Buyer, if any one or more of the conditions to the obligations of Buyer to close as set forth in Section
         6.1 has not been fulfilled (other than as a result of the fault of Buyer) or cannot be fulfilled prior to the Outside Date;

                  (d) at the election of Buyer, within five days of the Cut-Off Date, if either or both of the items set forth in Section 3.12(b) or
         Section 3.13(b) shall occur;

                  (e) by either Buyer or Sellers, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Transactions (which the party seeking to terminate this Agreement shall have used all reasonable efforts to have lifted or reversed) and such Order shall have become final and nonappealable;

                  (f) by either Buyer or Sellers, upon the entry of an order of the Court authorizing the sale of the Business to a Person other than Buyer or another entity designated by Buyer; or

                  (g)      by either Buyer or Sellers if:

(A) the Closing has not occurred on or before October 15, 2000, unless extended by written notice delivered by Buyer or Sellers at least five (5) Business Days prior to such date (the "Outside Date") and agreed to by the other party, time being of the essence;

                  (B) the Case is dismissed or converted to a Chapter 7 bankruptcy pursuant to provisions of the Bankruptcy Code; or

                  (C) the Sale Order has not been entered on or before October 14, 2000.

                  Section 7.3. Effect of Termination. If this Agreement is terminated and the Transactions are not consummated, this Agreement shall become void and of no further force and effect, except that any such termination shall not affect (i) Buyer's indemnity obligations under Section 3.1; (ii) Sellers' right to receive the Termination Fee, if applicable, (iii) Buyer's right to receive the Topping Fee, if applicable; (iv) Buyer's right to receive the Liquidated Damages, if applicable; or (v) the provisions of Article VIII hereof, if applicable.

                  Section 7.4. Termination Fee. If (i) Buyer has provided to Sellers the advice, notice or documents contemplated by Sections 3.12(a) and 3.13(a), (ii) the Closing has not occurred prior to the Outside Date (other than as a result of a breach by any of Sellers under this Agreement) and (iii) there is a breach by Buyer under this Agreement, then Buyer shall pay to Sellers a termination fee in cash of One Million Dollars ($1,000,000) (the "Termination Fee").

                  Section 7.5. Liquidated Damages. If (i) Buyer has provided to Sellers the advice, notice or documents contemplated by Sections 3.12(a) and 3.13(a), (ii) the Closing has not occurred prior to the Outside Date (other than as a result of a breach by Buyer under this Agreement or as a result of Buyer's inability to close prior to the Outside Date), and (iii) Sellers have either (x) notified Buyer that they have elected to pursue a stand-alone plan of reorganization which does not constitute a liquidation of the Business or (y) breached this Agreement, Sellers shall pay to Buyer, upon the confirmation of such stand-alone plan in the case of clause (x) or upon the disposition of the Business (other than a liquidation of the Business) in the case of clause (y), liquidated damages of One Million Dollars ($1,000,000) ("Liquidated Damages").

                  Section 7.6.  Guarantee of Buyer's  Obligation  Under  Section
7.4. The Buyer's obligation pursuant to Section 7.4 shall be guaranteed pursuant to a separate letter agreement by Saratoga or one of its affiliates reasonably satisfactory to Sellers and substantially in the form of Exhibit J hereto.


                                  ARTICLE VIII

                      BUYER PROTECTION AND SALE PROVISIONS


                  Section 8.1. Buyer's Expenses. Sellers shall reimburse Buyer or its designees (the "Expense Reimbursement") as provided in the Interim Order:

                  Section 8.2. Topping Fee. In the event (a) Buyer has provided Sellers the advice, notice or documents contemplated by Sections 3.12(a) and 3.13(a) and (b) Sellers sell all or a substantial part of the Business or Sellers' stock to a party other than Buyer, Sellers shall pay to Buyer upon closing of such alternative transaction a fee equal to Three Million Three Hundred Forty-One Thousand Dollars ($3,341,000) (the "Topping Fee").

                  Section 8.3. Sale Hearing. Within two days after execution of this Agreement by all parties, Buyer shall file with the Court a motion to approve this Agreement and the Transactions pursuant to Section 363 of the Bankruptcy Code, and shall request a hearing relative to such motion to be scheduled for as early a date as practicable.


                                   ARTICLE IX

                                  MISCELLANEOUS


                  Section 9.1.      Expenses.

                  (a)......Except  as otherwise  provided in Article VIII hereof and in clause (b) below, Buyer and Sellers shall bear their own respective costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and the Transaction Documents and consummation of the Transactions.

                  (b)......At the Closing,  Sellers shall, as a net reduction to the Cash Purchase Price, pay the following expenses of Buyer incurred in connection with the Transactions: (i) the fees due to Saratoga and/or its designees in an amount not to exceed $1.0 million; (ii) the fees due to Alex Weiss and/or his designees in an amount not to exceed $1.0 million; (iii) the commitment fees paid or payable by Buyer in connection with the Bank Facility; and (iv) its legal, accounting, consulting, financing (other than financing commitment fees) and other out-of-pocket expenses; provided that the aggregate amount of fees and expenses payable to Buyer by Sellers pursuant to this clause
(b) shall not exceed $4.0 million.

                  Section 9.2. Entire Agreement; Disclosures in Writing. Except as otherwise contemplated herein, this Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  Section 9.3. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

                  Section 9.4. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 9.5. Notices. All notices hereunder shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

                  (a)      if to Sellers, to:

                           American Pad & Paper Company
                           c/o Lazard Freres & Co., LLC
                           30 Rockefeller Plaza
                           New York, New York  10020
                           Attn:  Tom Haack
                           Facsimile No.:  (212) 332-1708

                  With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York  10166
                           Attn:  Conor Reilly, Esq.
                           Facsimile No.:  (212) 351-5247

                           American Pad & Paper Company
                           17304 Preston Road, Suite 700
                           Dallas, Texas  75252-5613
                           Attn:  John H. Rodgers
                           Facsimile No.:  (972) 733-6298

                           Agent

                           Bankers Trust Company
                           130 Liberty Street
                           New York, New York  10006
                           Attn:  Robert Tinari
                           Facsimile No.:  (212) 669-1575

                           Counsel to Agent

                           Luskin, Stern & Eisler LLP
                           330 Madison Avenue
                           New York, New York  10017
                           Attn:  Richard Stern, Esq.
                           Facsimile No.:  (212) 293-2705

                  (b)      if to Buyer, to:

                           Willhouse Acquisition Corp.
                           c/o Saratoga Partners IV, L.P.
                           535 Madison Avenue
                           New York, New York  10022
                           Attn:  Kirk Ferguson
                           Facsimile No.:  (212)  906-7792

                  With a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attn:  Robert Usadi, Esq.
                           Facsimile No.:  (212) 269-5420

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

                  Section 9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, and, to the extent applicable, the Bankruptcy Code.

                  Section 9.7. Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT IN WHICH SUCH LITIGATION MAY BE BROUGHT.

                  EACH  PARTY  HERETO  IRREVOCABLY   SUBMITS  TO  THE  EXCLUSIVE
JURISDICTION OF (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY,
(B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN  DISTRICT OF NEW YORK, AND
(C) TO THE EXTENT APPLICABLE, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE FOR THE PURPOSES OF ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY BUT FOR NO OTHER PURPOSE. EACH PARTY HERETO AGREES TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING HERETO EITHER IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IF SUCH SUIT, ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR JURISDICTIONAL REASONS, IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY OR, TO THE EXTENT APPLICABLE, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, (II) THE UNITED STATES DISTRICT COURT FOR THE
SOUTHERN  DISTRICT  OF NEW YORK OR (III) TO THE  EXTENT  APPLICABLE,  THE UNITED
STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY NOT BE ENFORCED IN OR BY SUCH COURT.

                  Section 9.8. Non-Survival of Representations and Warranties. The representations and warranties of Sellers and Buyer set forth in this Agreement shall not survive the Closing. Other than as specifically provided for herein in Sections 3.1, 7.4, 7.5, 8.1 and 8.2, no party hereto shall be liable to any other party hereto for money damages as a result of such party's breach of any of its obligations hereunder.

                  Section 9.9. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and remedies hereunder are not assignable by Sellers or Buyer, without the prior written consent of the other party; provided that Sellers may assign their rights under this Agreement to their creditors and Buyer may assign its rights under this Agreement to the Lenders. Notwithstanding the foregoing, the parties hereto acknowledge that Sellers' execution of this Agreement is subject to approval of the Court. This Agreement shall not be binding upon Sellers unless and until it is approved by the Court in accordance with the applicable provisions of the Bankruptcy Code.

                  Section 9.10. Further Assurances. Sellers, on the one hand, and Buyer, on the other, agree, to the extent necessary (and only to such extent), on or any time after the Closing Date, to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such actions, as the other may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

                  Section   9.11.   Waivers  and   Amendments;   Non-Contractual
Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereby may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. Except as otherwise provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder, nor any single or partial exercise of any such right, power or privilege hereunder, shall preclude any other or further exercise thereof or the exercise of any other such right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  Section 9.12. Public Announcements. Except as required by the Court or applicable law, or in connection with obtaining the Sale Order, neither Buyer nor Sellers shall issue any press release or make any public statement regarding, or disclose to any third party any information regarding, this Agreement or the Transactions contemplated hereby, without the prior written consent of the other party.

                  Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  Section 9.14. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

                  Section 9.15. Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto, their respective successors and permitted assigns, the creditors of the Sellers and the Lenders.

                  Section 9.16. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                           WILLHOUSE ACQUISITION CORP.


                           By:
                              Name:
                              Title:


                          AMERICAN PAD & PAPER COMPANY


                          By:
                             Name:
                             Title:


                            AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.


                           By:
                              Name:
                              Title:


                          WR ACQUISITION, INC.


                          By:
                             Name:
                             Title:


                            AP&P MANUFACTURING, INC.


                          By:
                             Name:
                             Title:


                          AMERICAN PAD & PAPER SALES COMPANY, INC.


                          By:
                             Name:
                             Title: